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                                                                  Exhibit 10.2.2

STANDARD
& POOR'S

                              Amendment Number 1 to
                   Information Distribution License Agreement
                                 By and Between
                        Standard and Poor's ComStock Inc.
                                       And
                                    Iwon Inc.

This Amendment number I to the Information Distribution License Agreement dated January 13, 2000 is entered into by and between Standard and Poor's ComStock. Inc. and Iwon Inc. and is effective as of the Effective Date designated below.

Whereas, S&P ComStock Inc. ("S&P ComStock") and Iwon Inc. ("iWon") previously entered into an Information Distribution License Agreement dated January 13, 2000 (as amended, the "Agreement"), the terms of which they now desire to amend.

Now therefore, in consideration of the mutual covenants of the parties, and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Term and Termination

      a) This amendment Number 1 shall be co-terminus with the Agreement, which is to terminate on April 20, 2003 and shall be renewed for successful twelve (12) month terms pursuant to the original terms and conditions and all applicable and original fees of the Agreement. In addition, to any other termination rights under the agreement, including without limitation, right of termination in the event of breach, bankruptcy, declared an insolvent or makes an assignment for the benefit of creditors, then the other party shall have the right to terminate the Agreement with at least forty-five
            (45) days written notice prior to the end of the then current term.

      b) In the event that iWon is not successful in having the right to operate the website located at www.excite.com both parties agree that this amendment number 1 will automatically terminate.

2.    Rights Granted

      In addition to the rights granted to iWon pursuant to the Agreement, S&P now grants iWon the right to distribute the S&P ComStock information in Exhibit A to any joint or co-branded and/or hosted sites. The S&P ComStock information is delayed quotes and will not be updated dynamically. Distributor agrees that it shall not display the S&P ComStock service without a prominent notice indicating that the S&P ComStock service is being displayed on a minimum of fifteen (15) minute delayed basis. S&P ComStock

SF1:553523.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      shall negotiate if iWon acquires, manages, controls any URL sites that have more than 7.5 million pages views per month at the time of acquisition in [*] such site.

3.    Fees

      Monthly Redistribution Fees

      Domestic Access to delayed Stock, Mutual Funds, and Indices

Page views for [*] iWon and Excite web sites          Fees
--------------------------------------------          ----
[*]                                                   $[*]
[*]                                                   $[*]

      Notes

      -     A rate of [*] will be applied to each page view above [*].

      - Monthly Redistribution License fee for iWon and Excite URL's only will not exceed $[*] per month.

      - All additional URLs will be subject to a monthly license fee of $[*] or

      -     The greater of the page views multiplied by [*]

      -     Additional URLs will not exceed $[*] per site per month.

4.    Usage Reports

      Distributor shall provide to S&P ComStock, a month report listing all the pages views that Distributor owns, manages, host or controls. This report will be based on the Monthly number of page views in [*] the sites that iWon host, controls, owns or manages arid is due on the 15th of each month.

5.    Effective Date

      The effective date of this Amendment number 1 is December 1, 2001.

Except as otherwise provided for in this amendment number 1, the terms and conditions of the Agreement shall continue in full force and effect.

AGREED AND ACCEPTED BY:

iWON INC.                                           S&P COMSTOCK

By: /s/ Thomas E. Brophy                            By: /s/ Charles J. Raccoppo

Name: Thomas E. Brophy                              Name: Charles J. Raccoppo

Title: CFO                                          Title: Director of Sales

Date: 11/28/01                                      Date: 12/05/01

SF1:553523.2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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